SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  METROBANCORP
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (4)  Date Filed:

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



                                 April 18, 2000


Dear Shareholder:

        On behalf of the Board of Directors of MetroBanCorp, we would like to invite you to the Annual Meeting of Shareholders to be held on Thursday, May 18, 2000, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290. The formal Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy are enclosed and should be read closely.

        The enclosed Proxy Statement contains information relating to the actions to be taken at the Annual Meeting and information concerning events which occurred during the past year. We urge you to review the Proxy Statement in its entirety so that you are fully informed about the proposals which the Board of Directors will present for your consideration and approval at the Annual Meeting.

        We hope that you will be able to attend the Annual Meeting in person. It is important that your shares be voted at the Annual Meeting in accordance with your preference. Please complete and sign the enclosed Proxy and return it in the enclosed envelope at your earliest convenience. If you are able to attend the Annual Meeting and wish to vote in person, you may withdraw your Proxy at that time.

        We recognize and express our appreciation to our shareholders for your continuing support of your company. We continue to encourage the establishment of your banking relationship with MetroBank. We look forward to seeing you on May 18, 2000.

                                      Sincerely,



                                      Charles V. Turean
                                      Executive Vice President and Secretary

                                  METROBANCORP
                     10333 NORTH MERIDIAN STREET, SUITE 111
                           INDIANAPOLIS, INDIANA 46290


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

        Notice is hereby given that, pursuant to the call of the Board of Directors, the Annual Meeting of Shareholders of MetroBanCorp will be held on Thursday, May 18, 2000, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290.

        The Annual Meeting is being held for the following purposes:

     1.   Elect the Board of Directors to serve for the ensuing year.

     2. To consider and vote upon a proposal to amend the 1994 Directors' Stock Option Plan of MetroBanCorp to: (i) reserve an additional 217,500 shares of Metro common stock for issuance under the plan, and
          (ii) provide for a cashless exercise option for payment of stock under the plan.

     3. To consider and vote upon a proposal to amend the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp to: (i) reserve an additional 50,000 shares of Metro common stock for issuance under the plan, (ii) provide for a cashless exercise option for payment of stock under the plan, and (iii) provide for an automatic reload provision under the plan.

     4. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

               Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                         By Order of the Board of Directors


                                         /s/ Charles V. Turean

                                         Charles V. Turean
                                         Secretary

April 18, 2000
Indianapolis, Indiana


YOUR VOTE IS IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                  METROBANCORP
                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290
                                  317-573-2400

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 18, 2000

                               GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of MetroBanCorp ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders to be held on Thursday, May 18, 2000 at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed to the Company's shareholders on or about April 18, 2000.

        Only shareholders of record as of March 31, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of March 31, 2000, the Company had 2,042,754 shares of common stock issued and outstanding, which were held by 353 shareholders of record. There is no other class or series of stock of the Company outstanding and entitled to vote at the Annual Meeting. Each shareholder of record as of the record date will be entitled to one vote for each share of common stock registered in the shareholders name.

        For the matters to be voted on at the Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy. Provided that a quorum of shareholders is present at the Annual Meeting, there will be considered and voted upon: (i) director nominees to be elected to the Board of Directors of the Company; (ii) a proposal to amend the 1994 Directors' Stock Option Plan of MetroBanCorp to: (a) reserve an additional 217,500 shares of common stock for issuance under the plan, and (b) provide for a cashless exercise option for payment of stock under the plan; and (iii) a proposal to amend the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp to: (a) reserve an additional 50,000 shares of the Company's common stock for issuance under the plan, (b) provide for a cashless exercise option for payment of stock under the plan, and (c) provide for an automatic "reload" provision under the plan.

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company, none of whom will be specially compensated for such soliciting.

        Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the Annual Meeting. Revocation may be made prior to the Annual Meeting by written notice sent to Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451; at the Annual Meeting in person or by oral or written notice to the Secretary; or by duly executing and delivering to the Secretary a proxy bearing a later date. To be effective, any revocation must be received before the proxy is exercised.

        The shares represented by proxies at the Annual Meeting will be voted as instructed by the shareholders giving the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR (i) the election of the ten persons named as nominees in this Proxy Statement as Directors of the Company; (ii) the proposal to amend the 1994 Directors' Stock Option Plan of MetroBanCorp to: (a) reserve an additional 217,500 shares of common stock for issuance under the plan, and (b) provide for a cashless exercise option for payment of stock under the plan; and (iii) the proposal to amend the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp to: (a) reserve an additional 50,000 shares of the Company's common stock for issuance under the plan, (b) provide for a cashless exercise option for payment of stock under the plan, and (c) provide for an automatic "reload" provision under the plan. Any other matters that may properly come before the Annual Meeting or any adjournment thereof will be acted upon by the persons named as proxies in the accompanying proxy in accordance with the recommendation of the Board of Directors.

                              ELECTION OF DIRECTORS

        The Board of Directors is composed of 10 members, all of who hold office for a term of one year or until their respective successors are duly elected and qualified. The following table sets forth certain information concerning each of the 10 director nominees. All nominees were initially elected in 1987, except Edward G. McMahon who was elected in 1988 and James C. Lintzenich who elected in 1999. If for any reason a director nominee becomes unable or unwilling to serve at the time of the Annual Meeting (an event which the Board of Directors does not anticipate at this time), the persons named as proxies in the accompanying proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominee's position. The Board of Directors of the Company unanimously recommends a vote FOR the election of each of the following nominees as a director of the Company for the ensuing year:

                                                                              Shares and
                                                                              Percent
                               Title of Position     Principal Occupation     Beneficially
Name and Age                   with Corporation      for the Last Five Years  Owned (1)
------------                   ----------------      -----------------------  -------------
Chris G. Batalis, 61 (2,3,7)   Director              President, Heptagon,     43,053  2.10%
615  W. Colfax Avenue                                Inc. (advertising)
South Bend, IN 46601

Ike G. Batalis, 53 (2,3,4,7)   Director, President   President and Chief      90,619  4.29%
10333 N. Meridian, Ste 111     and Chief Executive   Executive Officer of
Indianapolis, IN  46290        Officer               the Company and
                                                     MetroBank since 1987

Terry L. Eaton, 57 (3,5,7)     Director              Chairman,                47,697  2.32%
10645 Winterwood                                     Eaton Investments
Carmel, IN  46032                                    (investments)


Evans M. Harrell, 73 (3,6,7)   Director              Real estate developer    46,797  2.28%
551 N. St. Mary's Lane N.W.
Marietta, GA 30064-1441

Robert L. Lauth, Jr., 48       Director              Chairman and CEO,        48,509  2.36%
(3,7,13)                                             Lauth Property Group
9777 N. College Avenue                               (real estate
Indianapolis, IN  46280                              development and
                                                     management)

James C. Lintzenich, 46 (8,12) Director              Vice Chairman &          57,170   2.81%
30 South Meridian Street                             CEO, USA Group, Inc.
Indianapolis,  IN  46207-7039                        (student loan
                                                     administration and
                                                     servicing)

Edward G. McMahon, 73   (7)    Director              Owner and President,     63,982  3.12%
112 Mill Farm Road                                   McMahon Enterprises,
Noblesville, IN  46060                               Inc.
                                                     (investments)

                                       2

                                                                              Shares and
                                                                              Percent
                               Title of Position     Principal Occupation     Beneficially
Name and Age                   with Corporation      for the Last Five Years  Owned (1)
------------                   ----------------      -----------------------  -------------
R.D. "Rusty" Richardson, 50    Director              President, Richardson    42,687  2.08%
(3,7,9)                                              Partners (real estate
1535 Prestwick Lane                                  partnerships and
Carmel, IN  46032                                    investments)

Edward R. Schmidt, 52 (3,7,10) Director              Executive Vice           37,594  1.83%
30 South Meridian Street                             President, General
Indianapolis, IN 46207-7039                          Counsel and Secretary
                                                     of USA Group, Inc.

Donald F. Walter, 68 (3,7,11)  Director,             President and Chief      47,090  2.29%
423 Sycamore St., Suite 101    Chairman              Executive Officer,
PO Box 906                                           Walter and Keenan
Niles, MI  49120                                     Financial Consulting
                                                     Co. (financial
                                                     consultants); Director
                                                     of National Standard
                                                     Company and CerProbe
                                                     Corp.

Directors and Executive Officers as a group (13)                             589,674 25.19%

(1) Based upon information provided to the Company by each director and executive officer.

(2)  Chris G. Batalis and Ike G. Batalis are brothers.

(3) Includes 2,730 shares of common stock issuable under options granted pursuant to the Company's Incorporators' and Founders' Stock Option Program.

(4) Includes 3,698 shares held by a custodian for Mr. Batalis' benefit in an individual retirement account, and 16,494 shares issuable under options granted pursuant to the Company's 1987 Stock Option and Stock Appreciation Rights Plan and the 1991 Stock Option and Stock Appreciation Rights Plan. Also includes 41,364 shares of common stock issued under options granted pursuant to the Company's 1994 Stock Option and Stock Appreciation Rights Plan.

(5) Includes 18,191 shares of common stock held jointly with Mr. Eaton's spouse.

(6) Includes 2,829 shares of common stock held by Mr. Harrell's spouse with respect to which he disclaims any beneficial interest.

(7) Includes 910 shares of common stock issuable under options granted pursuant to the Company's 1987 Directors' Stock Option Plan, 1,213 shares issuable under options granted pursuant to the 1991 Directors' Stock Option Plan, and 16,978 shares issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(8) Includes 53,899 shares of common stock by USA Group, Inc., a corporation of which Mr. Lintzenich is a Director and the Chief Executive Officer, and includes 1,330 shares of common stock which are held in equal amounts by two minor children, with respect to which he disclaims any beneficial interests.

(9) Includes 240 shares of common stock held in equal amounts for the benefit of Mr. Richardson's minor son and daughter with respect to which he disclaims any beneficial interest. Also includes 12,127 shares of common stock held jointly with Mr. Richardson's spouse.

(10) Includes 908 shares of common stock held by a custodian for Mr. Schmidt's benefit in an individual retirement account.

(11) Includes 6,788 shares of common stock held by Donald F. Walter Financial Consulting Co., of which Mr. Walter serves as the President and Chief Executive Officer.

(12) Includes 1,821 shares of common stock issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(13) Includes 10,307 shares of common stock held jointly with Mr. Lauth's spouse.


              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND
                                 DIRECTORS FEES

Attendance at Meetings

        During 1999, the Board of Directors of the Company held seven meetings. All incumbent Directors attended 75% or more of the total number of 1999 meetings of the Board and of the Board committees to which they were appointed.

Committees

        The Board of Directors of the Company has an Executive Committee, a Nominating Committee and an Audit Committee. The members of the Executive Committee are Terry L. Eaton, Chairman, Ike G. Batalis, Edward G. McMahon, Edward R. Schmidt, and Donald F. Walter. The members of the Nominating Committee are Robert L. Lauth, Jr., Chairman, Ike G. Batalis, Edward G. McMahon and R. D. "Rusty" Richardson. The members of the Audit Committee are Evans M. Harrell, Chairman, Chris G. Batalis and James C. Lintzenich. The Executive Committee acts pursuant to the By-Laws of the Company and authorization of the Board of Directors and approves or recommends to the Board compensation and employee benefit matters. The Nominating Committee recommends prospective nominees for election to the Boards of Directors of the Company and MetroBank ("Bank"), and will consider shareholder recommendations for consideration as directors. These recommendations should be forwarded by the shareholder to the Secretary of the Company with biographical data about the recommended individual. The Audit Committee performs the function of recommending the independent external accountants, overseeing the work of the internal auditor and serving as liaison to the Bank Audit Committee. The Executive Committee met four times in 1999. The Nominating Committee met one time in 1999. The Audit Committee met three times in 1999.

Director Compensation

        In 1999, each director of the Company received an annual retainer of $4,000 and a fee of $750 for each Board meeting attended. Directors of the Company who also serve as directors of the Bank received an additional fee of $375 for attending meetings of the Bank's Board. Members of the Company's director committees receive $375 per meeting attended.

        Executive officers of the Company and the Bank who serve as Directors do not receive Directors fees, nor do they receive additional or separate compensation from the Company for their Director service to the Company.



                        EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                  Age    Office and Business Experience
----                  ---    ------------------------------

Ike G. Batalis        53     President and Chief Executive Officer of the
                             Company and Bank. Mr. Batalis has
                             over thirty years of banking experience and served as President and CEO of Wainwright Financial
                             Corporation prior to forming the Company.

Andrew E. Illyes      51     Executive Vice President and Senior Loan Officer of
                             Bank. Previously, he served as Community President of Ameritrust National Bank, Central Indiana, formerly American National Bank. Mr. Illyes has an extensive bank lending background.


Gregory J. Murray     50     Executive Vice President - Commercial Lending of
                             Bank. Mr. Murray has over twenty-seven years of banking experience. Prior to joining MetroBank, he served as Senior Vice President of Union Planters
                             Bank, Indianapolis.

Charles V. Turean     47     Executive Vice President, Chief Financial Officer
                             and Secretary of the Company and Bank. Mr. Turean has over twenty-five years of progressively increasing financial responsibilities, including fifteen years with banking institutions. Prior to his current position, Mr. Turean was Senior Vice
                             President and Controller with Wainwright Financial
                             Corporation and served as Treasurer of Wainwright's subsidiary insurance company. Mr. Turean is also a certified public accountant.



                             EXECUTIVE COMPENSATION

        The following table contains information with respect to cash compensation paid by the Bank to any employee who served as an executive officer of the Company or the Bank for the years ended December 31, 1999, 1998 and 1997, and whose cash compensation exceeded $100,000 in 1999.


                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation           Long Term Compensation
                             ---------------------------------------- -----------------------
                                                                            Securities
        Name/Principal                                  Other Annual        Underlying
        Position             Year   Salary    Bonus   Compensation ($)    Options/SARs(#)
        --------             ----   ------    -----   ----------------    ---------------
        Ike G. Batalis       1999  $130,050  $33,574      $27,289               4,725
        President, CEO       1998  $127,500  $30,855      $22,353               4,420
                             1997  $125,000  $31,312      $19,898               5,336


        Charles V. Turean    1999  $88,740   $18,336      $20,467               2,625
        Executive Vice       1998  $87,000   $15,660      $16,885               2,888
        President, CFO       1997  $83,000   $15,531      $14,154               3,032

        The following table provides information with respect to stock options granted to or held by the Company's executive officers in 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                    --------------------------------------------------------------------------
                    Number of          % of Total Options
                    Securities         Granted to
                    Underlying Options Employees in
Name                Granted (#)(a)     Fiscal Year         Exercise Price     Expiration Date
----                --------------     -----------         --------------     ---------------
Ike G. Batalis           4,725              31.0%              $7.140            12/30/2009

Charles V. Turean        2,625              17.3%              $7.140            12/30/2009

(a) Options are immediately exercisable. The exercise price of the option is the market value of the common shares on the date of grant.

Employment Agreements

        The Company and the Bank have entered into written employment agreements with Ike G. Batalis, Charles V. Turean, Gregory J. Murray, and Andrew E. Illyes. Pursuant to such agreements, Mr. Batalis has been selected as a director and the chief executive officer of the Company and the Bank, Messrs. Murray and Illyes have been selected to serve as executive vice presidents and directors of the Bank, and Mr. Turean has been selected to serve as executive vice president of the Company and the Bank and a director of the Bank. Each of the executive officers may terminate his respective employment agreement at will with 90 days' prior written notice, for good reason (as defined in each employment agreement) upon 30 days' prior written notice, or within 6 months of a change in control (as defined in each employment agreement) of the Company. Such agreements provide that upon termination of such executive officer's employment as a result of a change in control of the Company or the Bank, he would be entitled to an amount equivalent of 3 years' base salary in the case of Mr. Batalis, and 2 years' base salary for each of Mr. Turean and Mr. Murray and Mr. Illyes. Except for these employment agreements, there are no other arrangements or understandings between any of the directors or executive officers and any other person according to which any of them has been selected for their respective positions as directors or executive officers of the Company.

        In connection with Mr. Batalis' employment agreement, the Board of Directors of the Company adopted on December 10, 1992 an Incentive Plan, which provides for the establishment of a fund in an amount equal to 4% of the net total sale value of the Company (as defined in the Incentive Plan) in the event of an acquisition of the Company. Upon consummation of an acquisition of the Company, 75% of the amount in the fund shall be paid to the Chief Executive Officer of the Company, currently Mr. Batalis, and the remainder shall be paid to such other employees of the Company as determined by the Board of Directors of the Company.


Thrift and Retirement Plan

        Effective January 1, 1988, the Board of Directors of Company adopted the MetroBanCorp Employees' Thrift and Retirement Plan ("Thrift Plan"). The Bank adopted the Thrift Plan effective April 4, 1988. The Thrift Plan is funded by contributions to Norwest Bank Indiana, N.A., in South Bend, Indiana, as Trustee.

        Salary redirection or "401(k)" contributions are made by participants by redirecting a portion of their compensation from the Bank to the Thrift Plan, on a pre-tax basis, in an amount not less than 1 percent nor more than 10 percent of their compensation. Matching contributions of up to 6 percent are made to the Thrift Plan by the Bank and relate to the amount of salary contributions made by each participant. For 1999, the Bank's matching contribution was 100 percent of each participant's salary redirection for those participants who elect to make salary redirection contributions of not less than 2 percent of compensation.

        For an employee to be eligible to participate in the Thrift Plan, the employee must have attained the age of 21 and have been credited with 1,000 hours of service for the Company or the Bank during the twelve-month period commencing with the employee's date of hire. The portion of each participant's account under the Thrift Plan attributable to the Bank's matching contribution becomes fully vested after the completion of 5 years of service. Participants are fully vested at all times in their salary redirection amounts. Benefits under the Thrift Plan are distributable to participants or their beneficiaries in a lump sum payment in cash or in kind. For the year ended December 31, 1999, the Bank made $69,300 in matching contributions to the Thrift Plan.


Other Employee and Director Benefit Plans

        In addition to the Thrift Plan, Company maintains other benefit plans for its employees and directors, including the 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1987 Directors' Stock Option Plan of MetroBanCorp, the Incorporators' and Founders' Stock Option Program of MetroBanCorp, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1991 Directors' Stock Option Plan of MetroBanCorp, the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1994 Directors' Stock Option Plan, and the MetroBanCorp Supplemental Executive Retirement Plan.

        In connection with the organization of the Company and the Bank, the Board of Directors adopted, and at their first meeting the shareholders of the Company approved, the following stock option plans: (i) 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1987 Employee Plan"), (ii) 1987 Directors' Stock Option Plan of MetroBanCorp ("1987 Directors' Plan"), and (iii) Incorporators' and Founders' Stock Option Program of MetroBanCorp ("Incorporators' and Founders' Plan") (collectively referred to herein as the "1987 Plans").


Summary Description of 1987 Employee Plan

        The 1987 Employee Plan provides for the award of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), non-qualified stock options ("NSOs") and stock appreciation rights ("SARs") to officers and key employees of the Company and its subsidiaries, including the Bank. As of April 18, 2000, options to acquire 13,224 shares (10,900 shares adjusted for the 1998 5%, 1999 10% and 2000 5%
stock dividends) of the Company common stock had been granted in the form of NSOs to key employees and officers of the Company and the Bank. No ISOs have been granted under the 1987 Employee Plan. A total of 18,191 shares (15,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividend) of the Company common stock have been reserved for issuance under the 1987 Employee Plan.


Summary Description of 1987 Directors' Plan

        The 1987 Directors' Plan originally provided for the grant of NSOs to individuals who serve as directors of the Company or the Bank, up to an aggregate of 20,617 shares (17,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of Company common stock. The 1987 Directors' Plan originally provided for the grant of NSOs to acquire the Company common stock at a price per share equal to the greater of $10.00 per share or the fair market value of the stock on the date of grant. The 1987 Directors' Plan also provides that outstanding options vest and become exercisable in increments of 303 shares (250 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) at December 31, 1988 and 121 shares (100 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) at December 31st of each year thereafter through 1993, but only if such person is in service as a director as of a vesting date. As of April 18, 2000, options to acquire 15,774 shares (13,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of the Company common stock have been granted to directors of the Company and the Bank at an initial option price of $10.00, and all of these options have vested as of December 31, 1999.


Summary Description of Incorporators' and Founders' Plan

        Under the Incorporators' and Founders' Plan, the Company has granted to each of the eleven incorporators of the Company options to acquire 303 shares (250 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of the Company common stock, for an aggregate of 3,333 shares, at an initial option price of $10.00 per share. In addition, the ten founders who advanced funds to the Company for payment of organizational and other expenses have been granted options to purchase an aggregate of 24,270 shares (20,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of the Company common stock at the rate of one share for each $10.00 advanced to the Company at an initial option price of $10.00 per share.


Repricing of Stock Options and Stock Appreciation Rights, Extension of Term of Outstanding Options and Termination of 1987 Plans

        In 1991, the 1987 Plans were amended to: (i) reprice the NSOs granted under the 1987 Plans at a price of $5.57 per share ($6.75 per share adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends), (ii) reprice each SAR granted under the 1987 Employee Plan at $5.57 per share ($6.75 per share adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends), and (iii) extend, until December 31, 2000, the term of each option (and related SAR, in the case of the 1987 Employee Plan) granted under the 1987 Plans. In addition, the Board of Directors of the Company determined not to grant any new options or SARs under the 1987 Employee Plan or any new NSOs under the 1987

Directors' Plan, to terminate such plans with respect to the grant of new NSOs and SARs thereunder, and to adopt new option plans for the employees and directors of the Company and the Bank. In connection therewith, the 1987 Plans were amended to provide that options and SARs granted thereunder which lapse or otherwise terminate will not be made available for reissuance. All other terms and conditions of the NSOs and SARs, as provided in the 1987 Plans and the stock option agreements executed by the optionees under the 1987 Plans, remain in effect.


Summary Description of 1991 Employee Plan

        Company adopted, effective as of March 31, 1991, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1991 Employee Plan"). The 1991 Employee Plan provides for the granting of ISOs, within the meaning of
Section 422 of the Code, NSOs and SARs to officers and key employees of the Company and its subsidiaries, including the Bank. ISOs and NSOs may be granted with or without the SARs under the 1991 Employee Plan. With respect to options granted in tandem with SARs in the event an optionee elects to exercise a SAR, the underlying option or applicable portion thereof must be surrendered. Underlying options will not be exercisable by an optionee to the extent they are surrendered upon exercise of a related SAR.

        Over the life of the 1991 Employee Plan, the Company is authorized to issue 24,255 shares (20,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of its common stock pursuant to the exercise of ISOs, NSOs and SARs. This maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Employee Plan will terminate on March 30, 2001, but the Company's Board of Directors retains the right to amend, modify, suspend or discontinue the 1991 Employee Plan.

        NSOs granted under the 1991 Employee Plan may be exercisable at a price established by the committee which administers the plan. ISOs may be exercisable only at a price which is not less than the fair market value of the stock on the date of grant. As of April 18, 2000, options for 18,919 shares (15,600 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of common stock have been granted, in the form of NSOs, under the 1991 Employee Plan at an exercise price of $5.57 per share ($6.75 per share adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends).


Summary Description of 1991 Directors' Plan

        Company adopted the 1991 Directors' Stock Option Plan of MetroBanCorp ("1991 Directors' Plan") effective as of March 31, 1991. The 11 individuals who constituted the members of the Board of Directors of the Company on May 1, 1991 received grants of NSOs and the 15 individuals who constituted the members of the Board of Directors of the Bank on May 1, 1991 received grants of NSOs under the 1991 Directors' Plan. Members of the Board of Directors of the Company who are also directors of the Bank may not receive grants of options in both capacities. With respect to Bank directors, however, options may be re-granted if they have been forfeited or if the shares to which they relate remain unpurchased upon expiration or termination of the option.

        Over the life of the 1991 Directors' Plan, the Company is authorized to issue 19,404 shares (16,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of its common stock pursuant to the exercise of options thereunder. Of this number, 13,340 shares (11,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) are reserved for issuance pursuant to the exercise of options by members of the Board of Directors of the Company and 6,064 shares (5,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) are reserved for issuance pursuant to the exercise of options granted to the members of the Board of Directors of the Bank. The aggregate maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Directors' Plan will terminate on March 30, 2001, but the Board of Directors of Company retains the right to suspend, terminate or amend the 1991 Directors' Plan at any time.

        For members of the Board of Directors of the Bank, options will vest in each optionee and become exercisable commencing December 31, 1991 and, thereafter, on the last day of each calendar year in which the director is a member of the Board of Directors of the Bank in accordance with the following schedule:

                      Percentage of Option Shares      Vesting Each Year
                      Calendar Year of Service Ended   -----------------
                      ------------------------------
                      December 31, 1991                          20%
                      December 31, 1992                          20%
                      December 31, 1993                          20%
                      December 31, 1994                          20%
                      December 31, 1995                          20%


        Options granted under the 1991 Directors' Plan to members of the Board of Directors of the Company will fully vest and become exercisable on and after the date of grant. At April 18, 2000, options to acquire 10,917 shares (9,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) were outstanding and vested to directors of the Company, and options to acquire 3,035 shares (2,500 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) were outstanding and vested to directors of the Bank. The exercise price for all of these outstanding options was $5.57 per share ($6.75 per share adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends).


Summary Description of 1994 Stock Option and Stock Appreciation Rights Plan

        The Company adopted, effective as of April 28, 1994, the 1994 Stock Option and Stock Option Appreciation Rights Plan of MetroBanCorp ("1994 Employee Plan"), which provides for the granting of ISOs, NSOs, and SARs to officers and key employees of the Company and the Bank. As of April 18, 2000, options to acquire 55,064 shares have been granted, in the form of NSOs, to officers and key employees of the Company and the Bank, at an option price ranging from $4.12 to $8.55 per share ($5.00 to $9.875 adjusted for the 1998 5%, 1999 10% and 2000
5% stock dividends) (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). Also, as of April 18, 2000, options to acquire 23,888 shares have been granted in the form of ISOs to officers of the Company and the Bank, at an option price ranging from $7.14 to $8.55 per share (adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of the Company approved an increase of 60,638 shares (50,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of common stock available for issuance under the 1994 Employee Plan at the 1996 annual meeting. As a result, a total of 89,744 shares (74,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of the Company's common stock have been reserved for issuance under the 1994 Employee Plan.


Summary Description of 1994 Directors' Stock Option Plan

        The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994, provides for the granting of NSOs to directors of the Company. As of April 18, 2000, options to acquire 228,004 shares (188,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5%
stock dividends) of the Company common stock have been granted, in the form of NSOs, to directors of the Company at an option price ranging from $5.05 to $8.55 per share ($6.125 and $9.875 per share adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of the Company approved an increase of 215,263 shares (177,500 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of common stock available for issuance under the 1994 Directors' Plan at the 1996 annual meeting. A total of 60,638 shares (50,000 shares adjusted for the 1998 5%, 1999 10% and 2000 5% stock dividends) of the Company's common stock have been reserved for issuance under the 1994 Directors' Plan.


Summary Description of Supplemental Executive Retirement Plan

        Effective January 1, 1993, the Board of Directors adopted the MetroBanCorp Supplemental Executive Retirement Plan ("SERP"), an unfunded, non-qualified deferred compensation plan, for certain key managerial employees of the Company. The Company has also entered into a Trust Agreement with Norwest Bank Indiana, N.A. ("Trust") to pay benefits due under the SERP. The SERP and Trust are designed to allow participants to defer a portion of their compensation in addition to their deferrals under the Thrift Plan and to provide a vehicle for the holding and investment of such deferrals until a distributable event occurs under the SERP. Participants in the SERP may not make deferrals in any year unless they have made the maximum deferral allowable under the Thrift Plan. The maximum deferral a participant may make for a year under the SERP and the Thrift Plan is 25 percent of compensation. The SERP also allows the Company to make discretionary contributions which match a portion of a participant's deferrals and to make supplemental contributions under the SERP. All contributions to the Trust and any earnings thereon are subject to the claims of the Company's creditors. A participant's benefit under the SERP is distributable within 30 days of the participant's termination of employment with the Company for any reason and is equal to the amount of annual compensation deferred by such participant and any employer contributions plus any earnings thereon. The participant benefits by a deferral of recognition of income to the extent of the amount deferred, the extent of employer contributions and the extent of earnings on such contributions. The Company must also postpone its tax deductions with respect to the amounts deferred until they are recognized by the participant. Under applicable law, employees who qualify for participation under the SERP must be limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the SERP are Ike G. Batalis, Charles V. Turean, Gregory J. Murray, and Andrew E. Illyes. For the year ended December 31, 1999, the Bank made $28,100 matching contributions to the SERP.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain directors of the Company and the companies with which they are affiliated, and certain principal officers of the Bank, are customers of, and have banking transactions with, the Bank in the ordinary course of business. All such loans and commitment for loans included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

        Loan transactions with directors and their affiliates and principal officers of the Company for 1999 were as follows (dollars in thousands):

        Balance at Beginning of Year               $  1,326
        Loans Made                                      561
        Loans Repaid                                   (775)
                                                   --------
        Balance at End of Year                     $  1,112
                                                   ========

        Deposits held for directors and their affiliates and principal officers of the Company as of December 31, 1999 were $4.4 million.

        Certain directors and the companies with which they are affiliated also provide services to the Company. The Company conducts business with these affiliated companies for advertising and public relations, legal services and leasing office space.

        Payments made to director-affiliated companies are as follows (dollars in thousands):

                                            1999          1998          1997
                                            ----          ----          ----

        Advertising & Public Relations      $212          $178          $208
        Lease Payments                         -             2            11
        Legal Services                         7             6             7
                                            ----          ----          ----

                      Total                 $219          $186          $226
                                            ====          ====          ====

        The Bank purchased student loans from a company of which certain executive officers serve as directors of the Company and the Bank. The loans are serviced by and guaranteed by the seller. Loan servicing fees paid to the seller were $31,000, $37,000 and $63,000 in 1999, 1998 and 1997, respectively. The loans are purchased on the same terms as those offered by the seller to other institutions. There were no purchases of student loans in 1999, 1998 or 1997. In 1999 and 1998, the Bank sold $32,000 and $3.5 million respectively, of student loans back to the seller.

                             PRINCIPAL SHAREHOLDERS

        The following table contains certain information concerning persons, other than directors of the Company, who to the knowledge of the Company may be deemed to beneficially own as of December 31, 1999 more than 5% of the Company's outstanding shares of common stock.

        Name and Address of            Amount and Nature of      Percent of
        Beneficial Owner               Beneficial Ownership      Class
        ----------------               --------------------      ----------

        Mary Morris Leighton and
        Judd C. Leighton (1)                486,313                 23.89%
        211 West Washington Avenue
        Suite 2400
        South Bend, Indiana 46601

        John Hancock Advisers, Inc. (2)     145,130                  7.14%
        101 Huntington Avenue
        Boston, Massachusetts 02199-7603

(1) Mary Morris Leighton and Judd C. Leighton are husband and wife. Mrs. Leighton disclaims beneficial ownership of 271,049 shares of common stock beneficially owned by her husband. Shares held by Mr. Leighton include 2,427 shares of common stock issuable under options granted pursuant to the Company's Incorporators' and Founders' Stock Option Program.

(2) John Hancock Advisers, Inc., a wholly owned subsidiary of John Hancock Mutual Life Insurance Company, beneficially own these shares of common stock. 57,849 shares are held by the John Hancock Bank & Thrift Opportunity Fund, a closed-end diversified management company registered under Section 8 of the Investment Company Act. 87,281 shares are held by the John Hancock Regional Bank Fund, an open-end diversified management company registered under Section 8 of the Investment Company Act.

                          -----------------------------


     PROPOSAL TO AMEND THE 1994 DIRECTORS' STOCK OPTION PLAN OF METROBANCORP

        The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994 and most recently amended effective as of February 8, 1999, provided for the granting of NSOs to directors of Metro and the Bank to promote the growth and prosperity of Metro and the Bank. As of April 18, 2000, a total of 275,901 shares of Metro's common stock will have been reserved for issuance under the 1994 Directors' Plan, of which 213,462 shares had been made the subject of option grants as of that date.

        The Board of Directors has determined that it would be appropriate, subject to the approval of the shareholders of Metro, to amend the 1994 Directors' Plan to: (i) reserve an additional 217,500 shares of Metro common stock for issuance under the plan, and (ii) add a cashless exercise feature for payment of the exercise price of options granted under the plan.

        In general, a cashless exercise feature allows an optionee to exercise an option through a same day sale or margin commitment from the optionee and a broker-dealer where, respectively, the optionee elects to sell a portion of the Metro stock purchased to pay the option price or to pledge the shares purchased to the broker-dealer as security for a loan from the broker-dealer the proceeds of which were used by the optionee to pay the option price.

        The Board of Directors of Metro has amended the 1994 Directors' Plan to provide for these changes. In connection with the increase in the number of shares issuable on the exercise of options granted under the 1994 Directors' Plan to reflect the reservation of 217,500 additional shares of Metro common stock, the increase would result in an increase in the number of shares reserved for issuance from 275,901 to 493,401 shares. 187,500 of the 217,500 newly reserved shares of Metro common stock have been reserved for issuance specifically to members of the Board of Directors of Metro pursuant to the exercise of options granted commencing in calendar year 2002 and for the following four consecutive years at the rate of 3,750 options per director per year. 30,000 shares have been reserved for issuance to the Bank Directors pursuant to the exercise of options granted commencing in calendar year 2002 and for the following four consecutive years at the rate of 600 options per director per year. All other provisions of the 1994 Directors' Plan, as provided in the plan document, shall remain the same.

                                 Recommendation

        The Board of Directors of Metro recommends a vote "FOR" approval to amend the 1994 Directors' Stock Option Plan of MetroBanCorp to provide for these changes.


  PROPOSAL TO AMEND THE 1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN OF
                                  METROBANCORP

        The 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1994 Employee Plan"), adopted effective as of April 28, 1994 and most recently amended effective as of February 8, 1999, provided for the granting of ISOs, NSOs and SARs to the officers and key employees of Metro to promote the growth and prosperity of Metro and Bank. As of April 18, 2000, a total of 89,744 shares of Metro's common stock had been reserved for issuance under the 1994 Employee Plan, of which 78,952 shares had been made the subject of option grants.

        The Board of Directors has determined that it would be appropriate, subject to the approval of the shareholders of Metro, to amend the 1994 Employee Plan to: (i) reserve an additional 50,000 shares of Metro common stock for issuance under the plan, (ii) add a cashless exercise feature for payment of the exercise price of options granted under the plan, and (iii) add an automatic reload feature to the plan in the case of NSOs.

        In general, an automatic reload feature provides that if a participant exercises an NSO and pays all or a portion of the exercise price in shares in Metro common stock, such participant is issued a new NSO to purchase additional shares equal to the number of shares surrendered to Metro in such payment. Such new NSO is required to have an exercise price equal to the per share fair market value of Metro stock on the date the NSO is granted, be exercisable six months from the date of grant and expire on the same date as the original option.

        Any shares sold in the exercise of an ISO through the cashless exercise feature will constitute a disqualifying disposition of the shares. On such a disqualifying disposition, the optionee must recognize,, as compensation, the difference between the exercise price for the shares and the proceeds from the sale of the shares. In this case, Metro would be entitled to a tax deduction, as a compensation expense, equal to the amount of income recognized by the optionee.

        The Board of Directors of Metro has amended the 1994 Employee Plan to provide for these changes. In connection with the increase in the number of shares issuable upon the exercise of options granted under the 1994 Employee Plan to reflect the reservation of 50,000 additional shares of Metro common stock for issuance thereunder, the increase would result in an increase in the number of shares reserved for issuance from 89,744 shares to 139,744 shares. All other terms and conditions of the 1994 Employee Plan, as provided in the plan document, remain in effect.

                                 Recommendation
                                 --------------

        The Board of Directors of Metro recommends a vote "FOR" approval to amend the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp to provide for these changes.



                         INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen LLP continues to serve as independent public accountants for the Corporation. As of the proxy mailing date, the Audit Committee has not yet considered the appointment of independent public accountants for the year ended December 31, 2000. The Audit Committee expects to make a recommendation to the Board following the Audit Committee's May, 2000 meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions


                              SHAREHOLDER PROPOSALS

        Any proposals which shareholders desire to present at the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive office on or before November 30, 2000, to be considered for inclusion in the Company's proxy material for that meeting. Any such proposals should be sent to the attention of Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


                                  ANNUAL REPORT

        Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company's Annual Report to Shareholders a copy of the Company's Annual Report on Form 10-KSB which is required to be filed with the Securities and Exchange Commission. Requests should be directed to: Charles V. Turean, Executive Vice President, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.




                                  VOTE REQUIRED

        The nominees for election as directors of the Company named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.


                                  OTHER MATTERS

        The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors of the Company does not know of any matters requiring action on the part of shareholders at the Annual Meeting other than those described in the Notice. However, execution and delivery of the enclosed proxy will confer discretionary authority upon the named proxies with respect to any matters which are not presently known to the Board of Directors and which may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ CHARLES V. TUREAN

                                    CHARLES V. TUREAN
                                    Secretary



Date:  April 18, 2000
Indianapolis, Indiana

PROXY                            METROBANCORP

                     10333 North Meridian Street, Suite 111
                           Indianapolis, Indiana 46290

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) Ike G. Batalis, Terry L. Eaton, and Donald F. Walter, and each of them, as Proxies of the undersigned, each with the power of substitution and re-substitution, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of MetroBanCorp held of record by the undersigned on March 31, 2000, and which the undersigned would be entitled to vote at the Annual Meeting of Shareholders, to be held on Thursday, May 18, 2000, and any adjournment thereof, with all of the powers the undersigned would have if personally present.

  1. Election of Directors:

     ___ FOR the election of all nominees listed below (except as marked to the contrary).
     ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

     Chris G. Batalis  Evans M. Harrell      Edward G. McMahon  Donald F. Walter
     Ike G. Batalis    Robert L. Lauth, Jr.  R. D. "Rusty" Richardson
     Terry L. Eaton    James C. Lintzenich   Edward R. Schmidt

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NAME OF THAT NOMINEE.

  2. Amend 1994 Directors' Stock Option Plan

     Approve the amendment to the 1994 Directors' Stock Option Plan of MetroBanCorp to: (i) reserve an additional 217,500 shares of Metro common stock for issuance under the Plan, and (ii) provide for a cashless exercise option for payment of stock under the Plan.

                 _____ FOR       _____ AGAINST       _____ ABSTAIN

                            (continued on other side)


                           (continued from other side)

  3. Amend 1994 Stock Option and Stock Appreciation Rights Plan

     Approve the amendment to the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp to: (i) reserve an additional 50,000 shares of Metro common stock for issuance under the Plan, (ii) provide for a cashless exercise option for payment of stock under the Plan, and (iii) provide for an automatic reload provision under the Plan.

                 _____ FOR       _____ AGAINST       _____ ABSTAIN

  4. In their discretion, on such other business as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH ITEM LISTED ABOVE. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-NAMED PROXIES.

                                                _______________________________
                                                   (Signature of Shareholder)

(Place label with # of shares here)
                                                _______________________________
                                                   (Signature of Shareholer)

                                                DATE_____________________, 2000


Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

          Sign exactly as your name appears on your stock certificates.